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                                                                    Exhibit 10.9


                                LICENSE AGREEMENT

           This AGREEMENT is made effective this 1st day of October, 1986 by and among RALSTON PURINA COMPANY, a corporation organized and existing under the laws of the State of Missouri, with a principal place of business at Checkerboard Square, St. Louis, Missouri 63164 (hereinafter referred to as "LICENSOR") party of the first part and PURINA MILLS, INC., a corporation organized and existing under the laws of the State of Delaware with a principal place of business at 800 Chouteau, St. Louis, Missouri 63164 (hereinafter referred to as "LICENSEE") party of the second part and BP NUTRITION LIMITED, a limited company organized and existing under the laws of England, with a principal place of business at First Chicago House, 90 Long Acre, London WC2E 9NP (hereinafter referred to as "BP") party of the third part.

           WHEREAS LICENSOR has for many years engaged in the United States of America in the manufacture and sale of animal feeds and other products for the farming and related industries ("the feeds business"), the manufacture and sale of foods for dogs and cats ("the dog and cat food business") as well as the manufacture and sale of other products ("the other businesses");

           WHEREAS LICENSOR has established LICENSEE in order that LICENSEE may, in a separate and independent manner, operate the feeds business while LICENSOR operates the dog and cat food business and the other businesses;

           WHEREAS an affiliate of BP is purchasing all of the shares of LICENSEE;

           WHEREAS in the interests of facilitating continuation of the U.S. domestic feeds business by LICENSEE and the expansion of that business into other agricultural products and services, it has been agreed between LICENSOR and BP that certain U.S. trademark rights
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unique to the feeds business shall be conveyed to LICENSEE and that certain other marks (the "Licensed Marks" as hereinafter defined) either used in common in both the feeds business and the dog and cat foods business and/or other businesses or which are similar to marks so used shall be licensed by LICENSOR to LICENSEE,

NOW, THEREFORE, IT IS HEREBY AGREED BETWEEN THE PARTIES AS
FOLLOWS:-

1.  DEFINITIONS. For the purposes of this Agreement:-

      (a) "Licensed Marks" shall mean those trademarks or service marks shown in Schedule A hereto together with such trademarks as may be added from time to time as agreed in writing between LICENSOR and LICENSEE and to which the terms and conditions of this Agreement shall thereafter apply. One such mark shall be referred to in this Agreement as a "Licensed Mark."

      (b) "Licensed Products" shall mean any and all products and services primarily related to agriculture (whether the production of plant crops or animals and animal products) or for use for animals (whether or not owned for agricultural purposes) and the production of animals. "Licensed Products" shall, however, not include dog food, cat food, dog treats, cat treats, dog chew toys, cat chew toys, and any services relating to dogs and cats, any food for humans or any other product, service or business enterprise not included in the scope of Licensed Products herein defined. Licensed Products shall include dog and cat accessories. Licensed Products shall also include laboratory rations for dogs labeled and packaged in the style shown in Exhibit C. A product shall not be considered a Licensed Product if it may be used in agriculture or for animals but is primarily employed in other areas. The production of agricultural plant crops includes,

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           without limitation, genetic research and development, hybridization and seed production, soil analysis, planting, propagation, cultivating, harvesting, treatment and storage. Except as limited hereinabove, products and services for use for animals and for production of animals (whether or not for agricultural purposes) include, without limitation, products and services for breeding, feeding, health care, shelter, control, and transportation of animals and extraction, collection, processing, packaging, and storage of animal products and animal wastes. Illustrative products within the range of Licensed Products for agricultural plant production include: genetic and chromosomal material and other products of biotechnology, biology and other sciences, plant tissue cultures, pure line seeds, planting seeds, fertilizers, pesticides, insecticides, rodenticides, fungicides, herbicides, cultivation equipment, aquaculture, hydroponic and greenhouse equipment, irrigators, heaters, harvesters, fruit pickers, driers, trailers, and silos. Only for the purpose of illustration, some of the products within the range of Licensed Products for animals are: animal feeds, feed supplements, feeders, waterers, animal semen, embryos, live animals, larvae, veterinary instruments, pharmaceuticals, insecticides, cleaners, pesticides, collars, marking devices, bedding, tanks, paints, pens, fencing, groomers, muzzles, leashes, cages, saddles, tack, milk handling equipment, transporters, manure collecting and processing equipment.

           Licensed Products also include products or services reflected in Exhibits A and B and products and services related to the provision of methods, systems and techniques for the development, production, application and utilization of the

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           products described above. Illustrative of such products and services are: farm and agricultural management services, farm and agricultural computer programs and software, farm and agricultural financial services, soil analysis, non dog-and cat-related veterinary services, sale, leasing and brokerage services for agricultural land and equipment, distributing, wholesaling and retailing Licensed Products, and publications directly related to agriculture or animals. Licensed Products are not limited to products in existence at the date of this Agreement and will include products not yet invented or commercialized which fall within the above definition. In no event will Licensed Products include products and services not primarily related to agriculture or for animals. LICENSEE shall send LICENSOR a notice describing to LICENSOR each Licensed Product not included In Exhibits A and B no less than thirty (30) days, or such lesser period as circumstances may require, under appropriate safeguards to protect confidential disclosures, before introducing same and certifying that such Licensed Product meets all requirements enumerated in Paragraph 3 of this Agreement. New Licensed Products for the purpose of such notice requirement shall mean Licensed Products for which LICENSEE distributes new-product notices or which represent additions to LICENSEE's product manuals or equivalent product lists.

           If the use of a Licensed Mark for a product or service is finally enjoined in a lawsuit as an infringement or otherwise in derogation the rights of any third party, then that product or service shall thereafter cease to be a Licensed Product for that Licensed Mark. The initial determination as to whether LICENSEE's use of a

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           Licensed Mark for a product or service not in use by LICENSEE as of the date of this Agreement infringes or otherwise conflicts with the rights of a third party shall be the sole responsibility of LICENSEE.

      (c) "Territory" shall mean the whole of the United States of America, its territories and possessions (excluding Puerto Rico), and any part thereof.

      (d) The terms "trademark," "trade name" and "service mark" shall have the meanings given them in the Lanham Act.

2.  GRANT OF RIGHTS

      (a) Except as provided hereinbelow: LICENSOR hereby grants to LICENSEE the exclusive right to use in the Territory the Licensed Marks on or in connection with the Licensed Products subject to the terms and conditions of this Agreement. LICENSOR shall, in the Territory, neither itself use any Licensed Mark on or in connection with any Licensed Product exclusively licensed to LICENSEE hereunder nor authorize any other person or entity to do so. Such prohibited use shall include, without limitation, use of the term "Purina" or any other Licensed Mark as all or part of the trade name or corporate name of any business engaged in the manufacture, distribution or sale of any Licensed Product. LICENSOR and LICENSEE each shall have the non-exclusive right to use the Licensed Marks for consumer lawn and garden products in the Territory. LICENSOR and LICENSEE shall each have the non-exclusive right to use the Licensed Marks for publications in the Territory. LICENSOR shall have no right to use the Licensed Marks in the Territory for any foods or other edible products for animals other than dogs and cats. If LICENSOR manufactures or sells, in the Territory, any

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           Licensed Product exclusively licensed to LICENSEE hereunder, it shall conduct its business with respect to such exclusively-licensed Licensed Product under a trade name which does not include the term "Purina" or any other Licensed Mark. LICENSOR shall not in that business use any such term, as a mark, trade name or otherwise, on labels, packaging, invoices, checks, signs, business cards, letterhead, uniforms, advertising or promotional materials. LICENSOR shall, however, have the right to refer to its ownership of such business in its annual reports and in other contexts in which it is appropriate to impart information about such ownership. LICENSOR shall not use the terms "Purina Mills," "Ralston Mills" or "Ralston Purina Mills" in any manner in the Territory. LICENSOR shall avoid adopting new trade names confusingly similar (beyond the common inclusion of the word "Purina") to names in use by LICENSEE at the time of such adoption. The exclusivity of the license granted by this Agreement shall not, however, preclude LICENSOR's use (either by itself or through affiliates or licensees) of any of the Licensed Marks in the Territory (1) with respect to products and/or services other than the Licensed Products, products and services promoting the same, as well as with respect to dog and cat accessories, (2) with respect to exports of livestock and poultry feed from LICENSOR's Canadian affiliate to the United States, provided such exports shall be limited to the geographic areas shown on the attached Exhibit D and shall terminate within five years from the date of this Agreement, and (3) with respect to the manufacturing, labeling and exporting of dairy-based feeds by LICENSOR's Protein

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           Technologies Division in the Territory and provided that LICENSOR, including that division, shall make no other use of any Licensed Mark in the Territory on or in connection with such feeds (except by selling them to LICENSEE). Except to the extent permitted with respect to sales from Canada provided for in this paragraph, LICENSOR shall not use, or license others to use, any Licensed Mark unique to a particular product exclusively licensed to LICENSEE hereunder, such as CHEK-R-MYCIN or COW CHOW, in the Territory. LICENSOR reserves all rights not licensed hereunder in the Territory and all rights with respect to any Licensed Mark throughout the rest of the world. LICENSOR shall not voluntarily (1) cancel any registration under
           Section 7(d) of the Lanham Act (or any successor provision under U.S.
           law) of any Licensed Mark for any Licensed Product or (2) grant any security interest in any Licensed Mark for any Licensed Product. LICENSOR shall not assert in a pleading or otherwise assert or admit that any Licensed Mark is invalid or otherwise unprotectable in the United States of America for any Licensed Product unless required truthfully to do so in any administrative or judicial proceeding.

      (b) Subject to the terms and conditions of this Agreement, LICENSEE shall have the right to use "Purina Mills, Inc." as its corporate name in the Territory. LICENSEE shall also have the right, in the Territory,
           (i) to use "Purina" or "Purina Mills" as a shortened version of "Purina Mills, Inc." (ii) to adopt new corporate names, and to use names for divisions and subsidiaries, containing "Purina" coupled with a word or words reflecting the agricultural-related nature of the business of the entity concerned, provided the use of such wording is not

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           likely to cause confusion with a product, service or business of
           LICENSOR, or any third party, identified by wording which is similar (apart from the common inclusion of the word "Purina") and is in use by LICENSOR or any third party at the time of the adoption of the name by LICENSEE, and (iii) to use as shortened versions of such names the terms "Purina" or "Purina" coupled with the agricultural-related wording concerned. LICENSEE shall consult with LICENSOR at the time any new name incorporating the word "Purina" is adopted in order to mitigate likely confusion. LICENSEE shall not otherwise use the term "Purina" or any other Licensed Mark in its corporate or trade name without LICENSOR's prior written approval, which will not be unreasonably withheld.

      (c) LICENSEE shall not use any Licensed Mark or the names "Purina Mills, Inc.," "Purina Mills" or "Purina" as a mark for or name associated with any product or service other than a Licensed Product. If LICENSEE manufactures or sells any other products or renders any other services, it shall conduct its business with respect to such products and services not licensed to it hereunder under a trade name which does not include the term "Purina" or any other Licensed Mark. LICENSEE shall not use any such term, as a mark, trade name or otherwise, on labels, packaging, invoices, checks, signs, business cards, letterhead, uniforms, advertising or promotional materials in that business. LICENSEE shall, however, have the right to refer to its ownership of such business in its annual reports and other contexts in which it is appropriate to impart information about such ownership.

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      (d)  LICENSEE shall not use the term "Checkerboard Square," or any term including that term, as its business address or otherwise. LICENSEE shall not use the term "Ralston" in any manner. LICENSEE shall not hold itself out as corporately related or otherwise related to LICENSOR except as a licensee of the Licensed Marks. The foregoing shall not, however, prevent LICENSEE from truthfully and in good faith describing itself as the same business which has sold the Licensed Products for many years or as the successor to LICENSOR's business in the Licensed Products, and from referring to the history of that business and products as its own.

      (e) Except as expressly provided otherwise in this Agreement, there shall be no restrictions on LICENSEE's right to use the Licensed Marks and the corporate and trade name licensed hereunder. Moreover, LICENSEE shall not be required to comply with standards and procedures with respect to the nature and quality of the Licensed Products other than those established in this Agreement. LICENSEE shall not; however, have the right to coin new marks based on any of those marks or names or on elements of those marks or names without the LICENSOR's prior written consent which may be granted or withheld at LICENSOR's sole discretion. LICENSEE shall, however, have the right as provided hereinabove to extend the use of existing marks to new products within the definition of Licensed Products provided such extension does not conflict with the rights of LICENSOR or any third parties.

      (f) LICENSOR shall promptly, to the extent it is able, (i) assign all licenses for marks of others used on Licensed Products to LICENSEE and (ii) grant sublicenses to

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           LICENSEE for such marks of others as LICENSOR is unable to assign.
           Anything in this Agreement to the contrary notwithstanding, LICENSOR does not guarantee LICENSEE's continued right to use marks owned by third parties as shown on Exhibits A and B (e.g., TERRAMYCIN, TRAMISOL, THIABENDAZOLE, SAFE-GUARD, DURSBAN, DECCOX, RALGRO) it being acknowledged by LICENSEE that the continued use of such marks shall be governed by such agreements as LICENSEE may have or hereafter obtain from the owners of such marks.

      (g) Except to the extent LICENSEE may be separately licensed by LICENSOR in writing to use one or more of the Licensed Marks or names outside the Territory, LICENSEE hereby agrees, for itself and for any entity wholly or partially owned and effectively controlled by LICENSEE, BP or any affiliate of LICENSEE or BP, to limit its use of the Licensed Marks or names to the Territory and not to export Licensed Products. In order to avoid the export of Licensed Products bearing Licensed Marks, LICENSEE further agrees, except with respect to sales to J & L Feed Co., not to package or label such products especially for foreign sale or to accept orders for delivery to a ship or other vehicle whose destination is outside the Territory. LICENSOR and LICENSEE agree reasonably to cooperate to resolve conflicts resulting from sales of Licensed Products of one party into the other party's exclusive geographical territory upon receipt of notice from the other party indicating the nature and extent of such sales, provided such sales are in violation of third-party rights, or jeopardize trademark rights of the other party, or contractual obligations of the other party to third parties in the jurisdiction in

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           which such sales have been identified, or are undermining any established business of the other party or any affiliate of the other party in such identified market. The territory of the license granted hereunder shall be deemed to extend on a non-exclusive basis to the countries identified in Exhibit E which have been heretofore served by J & L Feed Co., but only with respect to sales by J & L Feed Co. LICENSOR shall have no obligations under Sections 6, 9 and 11 of this Agreement with respect to such J & L sales. LICENSEE agrees to enter into such registered user-agreements, at LICENSOR's expense, as LICENSOR may reasonably request to record LICENSEE as registered user with respect to J & L's sales pursuant to this Paragraph. LICENSEE shall not be obligated to notify J & L of the provisions of this Paragraph.

3.  QUALITY STANDARD.

           The quality of products within the definition of Licensed Products bearing a Licensed Mark or sold under any trade name licensed hereunder shall be at least good and merchantable and in compliance with all applicable laws and governmental regulations relating to the nature and quality of the products. If a Licensed Product contains ingredients, or is made by methods, which are not generally accepted as appropriate for the product by independent experts, but which are accepted as appropriate for the product by at least three independent experts, then any doubts as to the quality of the product arising from such disagreement among experts shall be resolved in favor of LICENSEE and shall not cause the product to be deemed of less than good and merchantable quality. If a Licensed Product contains ingredients, or is made by methods, which are new or

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           proprietary, so that independent experts have insufficient data for evaluating them, then the product shall be deemed to be of good and merchantable quality until LICENSOR can reasonably establish the contrary by substantial objective evidence provided that LICENSEE submits to LICENSOR a written statement by an expert reasonably acceptable to LICENSOR to the effect that the product is of good and merchantable quality and in compliance with all applicable laws and governmental regulations. Events unrelated to the fitness of a Licensed Product for its intended use - such as controversy about its ecological effects or a boycott directed at the source of an ingredient of the product - shall not be considered in determining whether a Licensed Product is of good and merchantable quality. A Licensed Product may contain any ingredient approved for use in such a product by the pertinent government agency, and shall not be deemed of less than good and merchantable quality because it contains such ingredient. The quality of a Licensed Product shall be deemed to be of greater than good and merchantable quality if the average quality of the product meets or exceeds the average quality of (a) the same product sold by LICENSEE during the period of July 1, 1985 through June 30, 1986, or (b) the three leading competitive products sold in the Territory. Nothing in the preceding sentence shall be construed as requiring the quality of Licensed Products to be higher than good and merchantable quality, and the parties recognize that the average quality described in parts (a) and (b) of the preceding sentence may, in fact, considerably exceed good and merchantable quality. Nothing in this Agreement shall, however, negate LICENSEE's

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           obligation to comply with all applicable laws and regulations with respect to the nature and quality of the Licensed Products as required hereinabove. The quality of services within the definition of Licensed Products in association with which a Licensed Mark is used shall be good, fit for the purpose intended and in compliance with all applicable laws and governmental regulations relating to the nature and quality of the services.

4.  QUALITY CONTROL.

      (a) LICENSOR shall have the right to inspect the places of manufacture of Licensed Products bearing a Licensed Mark, and the places where services are rendered under a Licensed Mark, to determine whether the quality standards of paragraph 3 of this Agreement are being met. At such inspections of services, LICENSOR's representative shall have the right to observe the rendition of the services concerned. LICENSOR shall not have the right to inspect a particular place of manufacture or observe particular services more than twice per year or to remove more samples or more volume of a product in any given sample than reasonably necessary to conduct quality analyses. Such inspection visits shall be made by appointment at a time mutually convenient for the parties but in no event more than five days after LICENSEE's receipt of a written request therefor. LICENSOR shall not have the right to request samples in a manner which will interfere with production of a Licensed Product, such as by requiring a production line or machine to be shut down. LICENSOR shall have the right at its own expense to purchase Licensed Products on the open market for purposes of analysis and inspections.

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      (b)  If LICENSOR is dissatisfied with the quality of a Licensed Product,
           LICENSOR shall not serve a notice of breach of this Agreement on LICENSEE until LICENSOR has sought to reconcile its view of the quality of the Licensed Product at issue with that of LICENSEE by providing to LICENSEE all the evidence and expert opinion in its possession which supports its view that the quality of the product is deficient. Should LICENSEE and LICENSOR be unable to reconcile their views within forty-five (45) days following LICENSOR's notification of its dissatisfaction to LICENSEE stating reasons therefor, LICENSOR shall seek or shall have sought the opinion, of an independent expert reasonably acceptable to LICENSEE, on the product or service concerned. LICENSOR shall provide that expert with a sample of the product or service that LICENSOR finds unsatisfactory. LICENSOR shall cause the expert to discuss the points of dissatisfaction fully with LICENSEE and review any further samples of the product or service which LICENSEE may provide from a regular production run. LICENSOR shall serve a notice of breach only if the expert, in a written report made after discussions with LICENSEE, concludes that the product or service concerned has violated the requirement to maintain good and merchantable quality required by Paragraph 3 of this Agreement. LICENSOR shall include a copy of that written report with the notice of breach.

5.  TRADEMARK USE.

           LICENSEE agrees to use the Licensed Marks properly as trademarks or service marks, for example: (a) using the "TM" "SM" and o symbols and employing notices indicating LICENSOR's ownership of the Licensed Marks and (b) using

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           Licensed Marks as adjectives followed by generic terms The parties recognize, however, that use of "TM", "SM" and l symbols and generic terms every time a mark is used on a particular item may be awkward and is not necessary in order to make acceptable trademark or service mark usage. LICENSOR shall have no right of prior disapproval with respect to packages, labels, advertising or the like; however, new advertising, packaging and labeling shall be made available to LICENSOR from time to time for the purposes of satisfying LICENSOR of LICENSEE's compliance with this Agreement.

6.  WARRANTIES BY LICENSOR.

           LICENSOR hereby warrants that it is current record owner of the registrations reflected on Schedule A to this Agreement and that, to LICENSOR's best knowledge, all the Licensed Marks now used by LICENSEE are available for use by LICENSEE on or in connection with each Licensed Product for which such mark is now used by LICENSEE, as illustrated in Exhibits A and B, without infringing the rights of any third party; however, LICENSOR disclaims any warranty of validity, right to use or right exclusively to use or register the Licensed Marks or any of them. The foregoing warranties of LICENSOR shall not apply with respect to products and/or services first introduced by LICENSEE after the date of execution of this Agreement. LICENSOR will at all times indemnify and hold harmless LICENSEE and its agents and servants from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any breach by LICENSOR of any warranty made by LICENSOR in this Agreement.

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           LICENSEE will notify LICENSOR of any claim for which indemnification hereunder from LICENSOR may be available as soon as LICENSEE becomes aware of such claim, and LICENSOR shall have the right to control the defense of the claim. LICENSOR may elect to defend against any such claim without thereby waiving any objection as to LICENSOR's obligations to indemnify LICENSEE therefrom. LICENSEE shall have the right to participate in the defense of the claim through counsel of its selection at its own expense, provided LICENSOR shall have the right at all times, in its sole discretion, to retain or resume its control of the conduct of the defense.

7.  INDEMNITY BY LICENSEE.

           LICENSEE will at all times indemnify and hold harmless LICENSOR and its agents and servants from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of or resulting from LICENSEE's status as LICENSOR's licensee or arising as a result of use by LICENSEE or any of its sublicensees of any Licensed Mark or name, including, but not limited to, patent or copyright infringement claims, claims that acts of LICENSEE or any sublicensee constitute any violation of franchising or other laws, or constitute improper labeling or advertising or claims arising out of allegedly-defective products manufactured or services rendered by LICENSEE or a sublicensee of LICENSEE or claims that trademarks and designs that LICENSEE or a sublicensee of LICENSEE uses in association with a Licensed Mark (except as reflected in Exhibits A or B) infringe the rights of third parties. The exception with respect to uses reflected in Exhibits A or B shall not

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           apply to sales in breach of this Agreement or to sales outside the
           Territory. At all times during which LICENSEE or a sublicensee of LICENSEE uses any of the Licensed Marks, LICENSEE will maintain product-liability insurance, naming LICENSOR as an additional insured with entitlement to at least thirty- (30-) days advance written notice of termination, revocation or diminution of coverage, in an amount not less than ten million dollars ($10,000,000). LICENSEE shall deliver to LICENSOR evidence of such insurance within thirty
           (30) days following the execution of this Agreement. LICENSOR will notify LICENSEE of any claim for which it may seek indemnification from LICENSEE as soon as it becomes aware of such claim, and LICENSEE shall have the right to control the defense of the claim. LICENSOR shall have the right to participate in the defense of the claim through counsel of its selection at its own expense, provided LICENSEE shall have the right at all times, in its sole discretion, to retain or resume control of the conduct of the defense.

8.  LICENSOR'S RIGHTS.

           LICENSEE and BP hereby acknowledge that LICENSOR is and will forever remain the sole and rightful owner of the Licensed Marks and licensed names in respect of the Licensed Products and that use of the Licensed Marks and licensed names by LICENSEE pursuant to this Agreement shall inure to the benefit of LICENSOR. LICENSEE and BP agree that during the continuance and after termination of this Agreement, neither LICENSEE nor BP will claim any rights in or to the Licensed Marks and licensed names within or outside the Territory other than the authorization to use same as specifically provided herein nor dispute or

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           assist others to dispute the ownership or validity of the Licensed
           Marks and licensed names. LICENSOR reserves the right to use, and license other parties to use, the marks included in Schedule A to this Agreement (a) in the Territory for all products and services other than the Licensed Products exclusively licensed to LICENSEE hereunder, and (b) outside the Territory for all products and services.

9.  REGISTRATIONS.


      (a) LICENSOR shall use reasonable efforts to maintain existing U.S. federal registrations of the Licensed Marks for such of the Licensed Products as LICENSEE continues to use in the ordinary course of LICENSEE's business and LICENSOR shall undertake reasonable efforts to secure and maintain U.S. federal registration of Licensed Marks not currently registered for Licensed Products put in use and maintained in commercial use by LICENSEE pursuant to this Agreement. LICENSEE shall, at its own cost, provide such evidence of use and other information or material as LICENSOR may reasonably require to undertake the foregoing. LICENSEE shall reimburse LICENSOR's out-of-pocket costs incurred in obtaining and maintaining registrations pursuant to this Paragraph 9 unless LICENSOR elects to include products or services beyond the Licensed Products in the application, or continuing-use filing or renewal concerned. LICENSOR shall not file a new U.S. federal trademark application to register a Licensed Mark with a recitation of goods or services covering both Licensed Products exclusively licensed to LICENSEE and other products or services without LICENSEE's prior written consent which consent will not be unreasonably withheld.

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      (b)  LICENSOR shall undertake reasonable efforts at LICENSEE's expense to secure and thereafter maintain new U. S. federal trademark registrations covering (a) PURINA, and (b) the 9-square corporate symbol for the major categories of Licensed Products described as generally as possible, such as "animal feeds, excluding dog food and cat food." Those registrations shall cover no products or services other than Licensed Products.

10. TERM AND TERMINATION.

      (a) This Agreement shall commence on the date first above written and shall remain in effect perpetually; however, LICENSOR shall have no obligations to LICENSEE under Paragraph 6, 9 and 11 of this Agreement with respect to any Licensed Mark which has been or will be abandoned by LICENSEE for all Licensed Products. Abandonment shall be determined by applying Lanham Act standards and presumptions.

      (b) In the event of a material breach of this Agreement by LICENSEE with respect to the quality of goods sold or services rendered under any Licensed Mark. LICENSOR shall have the right, as further described in this subparagraph, partially to terminate this Agreement upon ninety
           (90) days notice in writing, and such partial termination shall become effective unless, within that 90 day period, LICENSEE shall completely remedy the breach to the reasonable satisfaction of LICENSOR. Partial termination of this Agreement by LICENSOR shall mean termination with respect to the goods or services involved in the uncorrected breach and such termination shall be limited to the Licensed Mark and name concerned for those goods or services only. This Agreement shall continue in effect for the goods and services not involved in the uncorrected breach and for the Licensed Mark involved for goods and services not involved. If the uncorrected breach is occurring only in particular plants or locations, then the termination shall apply only to those plants or locations where the breach is occurring, and the same product may continue to be made or service rendered under the Licensed Marks at the other plants or locations provided the product or service is otherwise in compliance with the Agreement.

      (c) In the event of such a partial termination, the rights concerned shall not revert to LICENSOR and LICENSOR shall neither grant such rights to any other party nor use the mark concerned for the product or service concerned. After such a partial termination, LICENSEE shall have the right to attempt to correct the breach concerned and thereby regain the terminated rights. In order to do so. LICENSEE shall demonstrate to LICENSOR's reasonable satisfaction that the problem has been corrected. LICENSOR shall then rescind the partial termination and restore the terminated rights, unless an expert consulted in accordance with Paragraph 4 hereinabove produces a written report, based on consultations with LICENSEE as well as LICENSOR, stating that the problem remains uncorrected.

11. INFRINGEMENTS.

      (a)  Upon becoming aware of:-

           (i) any infringement or suspected infringement of a Licensed Mark, or of a name which includes the word "Purina," any application for the registration of a mark which LICENSEE or LICENSOR believes should be opposed, or any federal registration for a mark which LICENSEE or LICENSEE believes should be cancelled, or

           (ii) any matter or circumstance of whatsoever nature which in the opinion of LICENSEE or LICENSOR might affect the interest of the other party, the party believing the item in question to require action hereunder shall forthwith notify the other thereof, and LICENSOR shall, with respect to such uses of marks on products or services other than Licensed Products then in use by LICENSEE, assert such claim, file such action for infringement, file such opposition or cancellation proceeding, enter into a settlement or take such other steps for the protection of the Licensed Marks or decline to take any action as LICENSOR may consider advisable in the exercise of its sole discretion. LICENSEE shall supply such assistance and information as LICENSOR may reasonably require in support thereof. With respect to infringements involving a third-party use of a mark on any Licensed Product then in use by LICENSEE: LICENSOR and LICENSEE shall consult with each other in a good-faith attempt to reach an agreed-upon course of action. If LICENSOR and LICENSEE are unable to do so within ten working days of the commencement of such discussions, either party shall be free to proceed to assert its rights at its own expense. In addition, LICENSEE may elect to join LICENSOR as a party plaintiff in a legal action against a person who is using a trademark on, or service mark in connection with, a Licensed Product in a manner believed by LICENSEE to be an infringement of the

                Licensed Mark provided LICENSEE's belief is supported by an opinion of counsel from a U.S. law firm specializing in intellectual property causes ("Trademark Expert") of LICENSEE's choice indicating that LICENSOR has a reasonable likelihood of winning the lawsuit and provided such opinion is not, within ten working days of LICENSOR's receipt of such opinion, contradicted by an opinion of a Trademark Expert of LICENSOR's choice. In the event the aforementioned Trademark Experts' opinions are contradictory and LICENSEE nevertheless wishes to join LICENSOR as a party plaintiff in such action, LICENSEE may, at its expense, seek an opinion of counsel from a third Trademark Expert which regularly represents neither LICENSOR nor LICENSEE and which is acceptable to both parties. LICENSOR shall not unreasonably refuse to accept such a Trademark Expert proposed by LICENSEE. The opinion of the third Trademark Expert shall then be substituted for the opinion of the Trademark Expert of LICENSOR and the parties shall be bound by such third opinion.

      (b) The reasonable cost (including fees and disbursements paid to counsel of LICENSOR's choice) of claims, actions and other proceedings brought or joined in by LICENSOR at LICENSEE's request shall be paid to LICENSOR by LICENSEE and any monetary recovery therein received by LICENSOR shall be paid to LICENSEE. LICENSOR shall have the right, in consultation with LICENSEE, reasonably to control the course of such litigation; however, any settlement of such litigation shall, to the extent it may adversely impact the rights of LICENSEE, be subject to LICENSEE's approval which approval may not be unreasonably withheld.

      (c) LICENSOR and LICENSEE shall each also have the right after first consulting with the other, independently and in its own name and at its expense, to assert claims, file actions, file opposition or cancellation proceedings or take such other steps in particular cases of unauthorized use or registration of a mark or name for a Licensed Product or a product or service closely related to a Licensed Product as it deems appropriate for protection of the Licensed Marks.

12. DOG AND CAT ACCESSORIES

           Notwithstanding anything to the contrary in this Agreement,

      (a) LICENSOR shall have the right to sell or distribute non-food dog and cat accessories bearing a Licensed Mark for ultimate sale in Licensor Trade Channels, as hereinafter defined, and shall not have the right to sell or distribute such products for ultimate sale in Licensee Trade Channels, as hereinafter defined.

      (b) LICENSEE shall have the right to sell or distribute non-food dog and cat accessories bearing a Licensed Mark for ultimate sale in Licensee Trade Channels, as hereinafter defined, and shall not have the right to sell or distribute such products for ultimate sale in Licensor Trade Channels, as hereinafter defined.

      (c) "Licensor Trade Channels" shall mean wholesale or retail grocery or consumer mass merchandising stores (including, without limitation, warehouse and similar outlets) and the military.

      (d) "Licensee Trade Channels" shall mean specialized farm stores, agricultural stores and any other stores for which livestock and poultry feeds constitute a substantial portion of sales.

      (e) LICENSOR and LICENSEE shall each have the right to sell or distribute non-food dog and cat accessories bearing a Licensed Mark for ultimate sale in trade channels other than Licensor Trade Channels and Licensee Trade Channels.

13. ROYALTY.

           No royalty shall be payable by LICENSEE to LICENSOR in respect of any rights granted under the terms of this Agreement.

14. SUBLICENSING.

           LICENSEE shall have the right to grant sublicenses for use of the Licensed Marks for the Licensed Products other than products for dogs or cats, provided that the sublicense shall be subject to all terms and conditions of this Agreement and LICENSEE shall be responsible for acts pursuant to or in breach of this Agreement by sublicensees and further provided LICENSEE gives LICENSOR at least thirty-(30-) days advance written notice indicating the identity of the prospective sublicensees and the Licensed Marks and Licensed Products to be sublicensed accompanied by a certification that the use of such marks with respect to such Licensed Products will comply with Paragraph 3 hereinabove. In the event such sublicense shall be determined to impose franchising-compliance or other obligations on LICENSOR or constitute an illegal activity, LICENSOR shall discharge such obligation and LICENSEE shall reimburse LICENSOR's total costs resulting from the reasonable discharge of any such obligation and/or growing out of any such activity.

15. CONTRACT MANUFACTURING.

           LICENSEE shall have the right to use a third-party manufacturer to produce Licensed Products solely for resale to LICENSEE.

16. PROMOTIONAL PRODUCTS.

           LICENSEE shall have the right to sell or distribute promotional products, such as, caps, T-shirts, pens, balloons, mugs, keychains, calendars, pocket knives and other items not infringing third-party rights, bearing LICENSEE's trade name and/or one or more Licensed Marks, for the purpose of developing goodwill and promoting the Licensed Products. Use of the Licensed Marks on such products shall be in a prominent manner consistent with their promotional purpose. Nothing in this Agreement shall inhibit LICENSOR's right to use Licensed Marks in the sale or distribution of promotional products to promote products or services it is permitted to sell or render under Licensed Marks.

17. ASSIGNABILITY.

           Neither LICENSEE nor LICENSOR shall have the right to assign its rights and obligations under this Agreement or any part thereof without the consent of the other; however, such consent shall not be unreasonably withheld. It shall not be unreasonable to withhold consent to the assignment of rights and obligations to a major competitor of the party whose consent is sought.

18. REVISIONS TO EXHIBITS A AND B

           The parties intend that Exhibits A and B contain all products, other than FASTART, now being commercially sold or distributed by LICENSEE under the Licensed Marks and include drawings of packaging for such products. To the extent Exhibits A or B do not accurately reflect LICENSEE's product line reflecting permissible use of the Licensed Marks as of the date of execution of this Agreement, the parties will cooperate reasonably and promptly to revise Exhibits A and B to reflect such product line.

19. NOTICES.

           All notices hereunder given by the parties hereto shall be in writing and shall be hand delivered or sent by Registered or Certified Mail, postage prepaid, return receipt requested, or delivered by a cable company, toll prepaid, to the addresses indicated below. The addresses of the parties until further written notice to the contrary are:-

           LICENSOR                 RALSTON PURINA COMPANY
                                    Checkerboard Square
                                    St. Louis, MO 63164
                                    ATTN:  Trademark Counsel

           LICENSEE                 PURINA MILLS, INC.
                                    800 Chouteau
                                    St. Louis, MO 63164
                                    ATTN:  Legal Counsel

           BP                       First Chicago House
                                    90 Long Acre
                                    London WC2E 9NP

20. NOVATION.

           This Agreement cancels and supercedes the License Agreement between LICENSOR and LICENSEE dated April 1, 1985.

21. RELATIONSHIP OF THE PARTIES.

           This Agreement does not constitute either party the agent of the other, create a partnership or joint venture between the parties or any other relationship other than that of licensor and licensee, nor shall this Agreement give either party the power to obligate or bind the other in any manner whatsoever. The manufacture, distribution, sale, offering for sale, pricing, trade promotion and marketing of the Licensed Products shall be accomplished by LICENSEE at LICENSEE's sole cost and expense.

22. CAPTIONS.

           The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for the purpose of reference. Such captions shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning, or intent of the provisions of this agreement or any part thereof; nor shall such captions otherwise be given any legal effect.

23. GOVERNING LAW.

           This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri and the United States of America applicable to trademark agreements made and to be performed therein and any proceeding with respect to the interpretation or enforcement of this Agreement shall be filed in the U.S. District Court for the Eastern District of Missouri.

24. SEVERABILITY.

           If any provision of this Agreement should be determined by a court of competent jurisdiction to be void or in any measure non-enforceable, the parties intend that such determination shall amend or modify this Agreement by eliminating or modifying only those provisions affected by the determination.

25. MISCELLANEOUS.

      (a) This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, cannot be changed or terminated orally, and will be binding upon the parties' respective successors and assigns, if any. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver or deprive or limit that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement in the particular subsequent instance. Any waiver must be in writing. In addition to any other legal rights and remedies any party may have in the event of a breach of this Agreement by another party, the injured party shall have the right to seek specific performance of the breaching party's duties under this Agreement.

      (b) Dealer and feed-hauler signs displaying Licensed Marks shall, for purposes of this Agreement, be considered forms of advertising.

      (c) Neither LICENSOR nor LICENSEE shall use a mark or name confusingly similar to any mark or name it is precluded from using pursuant to this Agreement.

RALSTON PURINA COMPANY              PURINA MILLS, INC.


By: /s/ F.J. Cornwell, Jr.          By: /s/ H.D. McCarty
   --------------------------          ----------------------
   Name:   F.J. Cornwell, Jr.          Name:  H.D. McCarty
   Title:  Vice President              Title: Vice President


                                    BP NUTRITION LIMITED


                                    By: /s/ P.C. Mostyn
                                       ----------------------
                                       Name:  P.C. Mostyn
                                       Title: Vice President

                                   SCHEDULE A

                            ----------


           I. House marks, which may be used by LICENSEE for any Licensed Product:

A)    PURINA

B)    9-square corporate symbol

C) Checkerboard and checkerband designs consistent with LICENSEE's customary practices.

II.   Marks which may be used by LICENSEE for animal feeds only:

A)    CHOW

B)    CHOW following the generic name of an animal, such as SHEEP.

III.    Marks which may be used by LICENSEE for the Licensed
        Products for which they were used at any time during the
        Period:

All other marks consisting of or Including the terms CHOW, CHECKER (and spelling variations), CHECKERBOARD, and "PUR..." prefixed words and "CHECKER..." prefixed words, to the extent they were commercially used in good faith by LICENSEE with LICENSOR's approval at any time during the six-month period (the "Period") immediately prior to LICENSEE's ceasing to be LICENSOR's wholly-owned subsidiary in the manner and to the extent illustrated in Exhibits A and B.

IV. Without limiting the scope of the definitions in Parts I through III of this SCHEDULE A, U.S. registered marks listed below, which may be used for the Licensed Products named therein:

U.S. TRADEMARKS                                REG. NO.
-----------------                             --------
ANIMAL DESIGN                                 1,386,229
ANIMAL DESIGN                                 1,393,747
CHECK-R-BOARD                                   839,742
CHECK-R-LIX                                     994,966
CHECK-R-MIX                                     645,816
CHECK-R-MIX SYMBOL                            1,069,088
CHECK-R-MOL                                   1,281,218
CHECKER-ETTS                                    619,823
CHECKERBOARD                                    860,245
CHECKERBOARD DESIGN                             582,371
(Multi-row Checkerboard band
design - Maximum: Occupying
not more than half of any side,
top or bottom of container;
Minimum: Down to three-row band)
CHECKERBOARD DESIGN                             861,540
(25-sq. cluster)
CHECKERBOARD DESIGN                           1,278,600
(3-row band)
CHECKERBOARD DESIGN                           1,089,999
(3-row band)
CHECKERBOARD DESIGN                           1,229,209
(3-row band)
CHECKERBOARD DESIGN                           1,278,546
(3-row band)
CHECKERBOARD DESIGN                           1,313,018
(3-row band)
CHECKERBOARD DESIGN                             773,299
(75-sq. cluster)
CHECKERBOARD DESIGN                             523,419
(5-row band or less)
CHECKERBOARD DESIGN                             102,844
(2-row vertical band)
CHECKERGRAPH                                  1,219,117
CHECKERS                                        715,514
CHEK-R-FURAN                                    717,443
CHEK-R-MYCIN                                  1,099,226
CHEK-R-MYCIN                                    606,295
CHEK-R-TON                                      527,483
CHICKEN CHOWDER                                  90,837
CHOW                                            552,944
CHOW                                            611,152
CHOW                                            102,843
CHOWDER                                         524,635
CHOWS                                           844,222
CORPORATE SYMBOL   (9-SQ.)                    1,194,948
CORPORATE SYMBOL   (9-SQ.)                    1,078,666
CORPORATE SYMBOL   (9-SQ.)                      930,338
CORPORATE SYMBOL   (9-SQ.)                      930,356
CORPORATE SYMBOL   (9-SQ.)                      930,639
CORPORATE SYMBOL   (9-SQ.)                      930,599
CORPORATE SYMBOL   (9-SQ.)                    1,279,569
CORPORATE SYMBOL   (9-SQ.)                    1,279,570

CORPORATE SYMBOL   (9-SQ.)                    1,279,468
CORPORATE SYMBOL   (9-SQ.)                    1,132,552
CORPORATE SYMBOL   (9-SQ.)                    1,229,206
CORPORATE SYMBOL   (9-SQ.)                    1,225,714
CORPORATE SYMBOL   (9-SQ.)                    1,094,206
CORPORATE SYMBOL   (9-SQ.)                    1,207,988
CORPORATE SYMBOL   (9-SQ.)                    1,041,946
FOUR-SQUARE DESIGN                              768,468
FOUR-SQUARE BRAND AND DESIGN                    984,057
GOLDEN BULKY                                    841,709
GOLDEN CHECKERBOARD DAIRY                     1,072,839
GOLDEN STEER                                  1,176,432
LAB CHOWS - THE CONTROL FACTOR LOGO           1,134,264
NEO-PURA-MYCIN                                  889,263
NURSE CHOW #300                               1,327,297
NURSE GRO                                       936,979
PURA-JECT                                     1,074,427
PURA-LASSES                                     880,587
PURA-LYTE                                       912,483
PURA-MAST                                       837,007
PURA-MYCIN                                      666,511
PURATRACIN                                      916,615
PURE-PRIDE                                    1,154,125
PURE-PRIDE #300                               1,294,772
PURIDINE                                      1,127,387
PURINA                                          289,064
PURINA                                        1,277,697
PURINA                                          911,996
PURINA                                          881,965
PURINA                                          878,052
PURINA                                          693,137
PURINA                                          523,420
PURINA                                          911,996
PURINA                                          772,457
PURINA                                           61,064
PURINA                                        1,225,715
PURINA                                        1,190,551
PURINA                                        1,278,602
PURINA                                        1,278,599
PURINA BALANCED BLEND & DESIGN                1,275,433
PURINA DARIGARD                               1,284,051
PURINA FEED CENTER                            1,370,852
PURINA FEED CENTER                            1,367,996
PURINA HEALTH PRODUCTS SHIELD                   862,872
PURINA INSECTI-GARD                           1,295,634
PURINA L.E.C.                                 1,111,580
PURINA MILK GENERATOR                         1,232,947
PURINA SELECTATION                            1,247,840
PURINA SIX-16                                 1,236,025
THE CONTROL FACTOR                            1,120,675
TROUT CHOW                                      680,078

Pending U.S. Applications

--------------------------

                                           SERIAL NUMBER
                                           -------------
PURINA MILLS                                    614,586
PURINA & CORPORATE SYMBOL DESIGN                620,074

                                EXHIBITS A AND B

                            TO THE LICENSE AGREEMENT

                       REFER TO THE PURINA PRODUCT MANUAL
               AND THE PURINA HEALTH PRODUCTS MANUAL, RESPECTIVELY


EXHIBIT C
- ---------
                                               Lab Canine Diet
                                                    5006

---------------------------------------------------------------


What It Is--

  A constant formula diet supplying complete life cycle nutrition for reproduction, lactation, growth and maintenance of lab canines.

        Features                     Benefits
Complete Life               - Convenient...
Cycle Formula               ...You can use a single diet for
                            different stages of life

Constant Nutritional        - Minimizes Nutritional Variables...
Formula                     ...A constant diet assures good
                            nutrition for long-term studies.

High Energy, High           - Healthier Dogs...
Protein Diet                ...Good nutrition keeps dogs
                            healthier and helps them withstand
                            stress.

Highly Palatable            - Less Waste...
                            ...There is less waste when animals
                            readily consume feed.

Highly Digestible           - Saves Time and Effort...
                            ...Cleaning up is easier for you
                            since feed is designed for firm
                            stools and low fecal volume.

How to Feed--

Due to the variation in dog breeds used for research purposes, the feeding directions given are for the Beagle. For dogs the size of Beagles, the feed consumption is normally 1/3 to 1/2 oz. of air-dry Lab Canine Diet per pound body weight. Smaller breeds consume slightly more in proportion to body weight, while larger breeds consume slightly less. If fed dry, it can be offered free-choice in self feeders. If desired, it can be fed moistened with water, milk or broth. For growing pups, feed free-choice. Most pups will start to eat solid food at three to four weeks of age. Sometimes the pups will eat better if the feed is moistened.

Important Considerations--

    1. Always keep plenty of fresh, clean water available.

    2. Pups will often eat better if feed is moistened.

    3. Smaller breeds consume slightly more in proportion to body weight, while larger breeds consume slightly less.

    4. Rate of feeding must be controlled according to the animal condition desired.

    5. Store in a dry, well-ventilated area free from pests and insects. Do not use moldy or insect-infested feed.

    6. A feeding program is only as effective as the management practices followed.

    Revision 1/83

                         Guaranteed Analysis/Ingredients

Crude protein not less than..........................    25.0%
Crude fat not less than..............................     9.0%
Crude fiber not more than............................     4.0%
Moisture not more than...............................    12.0%
Ash not more than....................................    10.0%
Added minerals not more than.........................     2.0%

Ground yellow corn, soybean meal, meat and bone meal, ground wheat, corn gluten meal, wheat middlings, animal fat preserved with BHA, ground beet pulp, dried milk products, wheat germ meal, brewers' dried yeast, fish meal, dicalcium phosphate, salt, vitamin A supplement, vitamin B12 supplement, D-activated animal sterol (source of vitamin D3 ), vitamin E supplement, menadione sodium bisulfite (source of vitamin K activity), choline chloride, biotin, folic acid, niacin supplement, calcium pantothenate, pyridoxine hydrochloride, riboflavin supplement, thiamin, manganous oxide, ferrous sulfate, copper oxide, cobalt carbonate, zinc oxide, calcium iodate.

EXHIBIT C
----------
                                          Certified Canine Diet

                                                  5007

----------------------------------------------------------------


What It Is--

  A constant formula diet supplying complete life cycle nutrition for laboratory dogs; pre-analyzed and certified not to exceed specified maximum levels of certain contaminants.

        Features                     Benefits
Complete Life Cycle,          - Simplifies Feeding...
Constant Diet                   ...One feed is suitable for
                                reproduction, growth and
                                maintenance of laboratory dogs.

                              - Minimizes Variables...
                                ...Long-term studies have fewer
                                nutritional variables.

Pre-Analyzed                  - Saves Effort...
                                ...Good nutrition keeps dogs
                                healthier and helps them
                                withstand stress.

                              - Saves Money...
                                ...You don't have to buy costly
                                test equipment or arrange for
                                analysis.

Certified for Contaminant     - Helps Fulfill GLP's...
Levels                          ...Through careful testing, feed
                                is certified not to exceed
                                maximum concentrations of
                                selected contaminants.

Extruded Particle Size        - Convenient...
                                ...Bite-size particles are simple
                                to use.

Palatable                     - Good Consumption...
                                ...Dogs readily eat feed.

How to Feed--

  Due to the variation in dog breeds used for research purposes, the feeding directions given are for the Beagle. For dogs the size of Beagles, the feed consumption is normally 1/3 to 1/2 oz. of air-dry Certified Canine Diet #5007 per pound body weight. Smaller breeds consume slightly more in proportion to body weight, while larger breeds consume slightly less. If fed dry, it can be offered free-choice in self feeders. If desired, it can be fed moistened with water, milk or broth.

  For growing pups, feed free-choice. Most pups will start to eat solid food at three to four weeks of age. Sometimes the pups will eat better if the feed is moistened.

Important Considerations--

    1.  Always keep plenty of fresh, clean water available.

    2.  Pups will often eat better if feed is moistened.

Revision 1/83

    3. Smaller breeds consume slightly more in proportion to body weight, while larger breeds consume slightly less.

    4. Store in a dry, well-ventilated area free from pests and insects. Do not use moldy or inset-infested feed.
    5. A feeding program is only as effective as the management practices followed.

                  Guaranteed Analysis/Ingredients

Crude protein not less than............................  25.0%
Crude fat not less than................................   9.0%
Crude fiber not more than..............................   4.0%
Moisture not more than.................................  12.0%
Ash not more than......................................  10.0%
Added minerals not more than...........................   2.0%

Ground yellow corn, soybean meal, meat and bone meal, ground wheat, corn gluten meal, wheat middlings, animal fat preserved with BHA, ground beet pulp, dried milk products, wheat germ meal, brewers' dried yeast, fish meal, dicalcium phosphate, salt, vitamin A supplement, vitamin B12 supplement, D-activated animal sterol (source of vitamin D3 ), vitamin E supplement, menadione sodium bisulfite (source of vitamin K activity), choline chloride, biotin, folic acid, niacin supplement, calcium pantothenate, pyridoxine hydrochloride, riboflavin supplement, thiamin, manganous oxide, ferrous sulfate, copper oxide, cobalt carbonate, zinc oxide.

                         Guaranteed Analysis/Ingredients

Based on analysis of a complete sample, each package contains not more than these maximum concentrations of the following substances:

Heavy Metals                               Max. Concentration
Arsenic...................................      1.0 ppm
Cadmium...................................       .5 ppm
Lead......................................      3.0 ppm
Mercury...................................       .2 ppm

Alfatoxin                                        10 ppb

Chlorinated Hydrocarbons and PCB

Aldrin....................................     .03 ppm
Dieldrin..................................     .03 ppm
Endrin....................................     .03 ppm
Heptachlor................................     .03 ppm
Heptachlor Epoxide........................     .03 ppm
Lindane...................................     .05 ppm
Chlordane.................................     .05 ppm
DDT Related Substances....................     .15 ppm
PCB.......................................     .15 ppm

Organophosphates

Thimet....................................      .5 ppm
Diazinon..................................      .5 ppm
Disulfaton................................      .5 ppm
Methyl Parathion..........................      .5 ppm
Malathion.................................      .5 ppm
Parathion.................................      .5 ppm
Tiodan....................................      .5 ppm
Ethion....................................      .5 ppm
Trithion..................................      .5 ppm


Drugs and Estrogens--

  This product is manufactured in a plant where antibiotics and synthetic estrogens are strictly prohibited. Routine monitoring for over a decade has not shown any detectable levels of these substances. No drugs or synthetic estrogens are permitted in manufacturing, storage or warehousing to avoid any contamination of Law Chow diets.

Other Contaminants--

  If additional contaminant assays are needed, these can be obtained by ordering such analysis prior to product manufacture. Cost of these additional assays will be charged based on current analysis rates at time of assay.

                                    EXHIBIT D

                                    ---------

                              TO LICENSE AGREEMENT

                              --------------------

Connecticut

Maine

New Hampshire

New York

Rhode Island

Vermont

                                    EXHIBIT E
                                    ---------


                   Export area with respect to J & L Feed Co.
                   ------------------------------------------


Aruba

Bahamas

Barbados

British Virgin Islands

Cayman

Costa Rica

Netherlands Antilles

Panama

St. Lucia

Turks and Caicos

                         AMENDMENT TO LICENSE AGREEMENT


Ralston Purina Company and Purina Mills, Inc., parties to a certain license agreement dated October 1, 1986, wish to and do hereby amend the said license agreement to substitute PURINAGRAPH for THE SALESMAN'S PURINAGRAPH as a Licensed Mark.

                                  Ralston Purina company

                                  By: /s/ [ILLEGIBLE SIGNATURE]
                                      ----------------------------

Dated: January 16, 1990
                                  Purina Mills, Inc.


                                  By: /s/ [ILLEGIBLE SIGNATURE]
                                      ----------------------------


Dated: 1-18-90

                                 March 15, 2000

David Kabbes, Esq.
Vice President and General Counsel
Purina Mills, Inc.
1401 Hanley Road
Saint Louis, MO 63144

RE:      Showchow.com
         Purina-Mills.com
         PurinaMills.com
         Purina-Chow.com
         Horsechow.com
         Horse-chow.com

Dear Mr. Kabbes:

The purpose of this letter is to confirm the addition of the subject domain names as Licensed Marks under the License Agreement dated October 1, 1986 between Ralston Purina Company and Purina Mills, Inc. Use of these "Licensed Marks" shall be subject to all the terms and conditions of such License Agreement.

Please indicate Purina Mills, Inc.'s acceptance of the foregoing terms and conditions by having a copy of this letter executed by an officer of Purina Mills, Inc. and returned to me.


                                         Sincerely,

                                         RALSTON PURINA COMPANY

                                         By: /s/ A.E. Forsman
                                             ----------------------------------
                                                 A.E. Forsman
                                                 Assistant Secretary


ACCEPTED:

PURINA MILLS, INC.



By:     /s/ David B. Kabbes
        ---------------------------------------
Title:  Executive Vice President and Secretary